Exhibit 21
Dover Corporation - Domestic and Foreign Subsidiaries

Company Name	Where Incorporated
Domestic
Alfred Fueling Systems Inc.	Delaware
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Belvac Production Machinery, Inc.	Virginia
Caldera, Inc.	Minnesota
Canada Organization & Development LLC	Delaware
CEP Liquidation, LLC	Delaware
Chippewa Square Captive Insurance Company	Georgia
Colder Products Company	Minnesota
Cook Compression, LLC	Delaware
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe, Inc.	Minnesota
CPI Products, Inc.	Delaware
DD1 Inc.	Delaware
DDI Properties, Inc.	California
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dover Business Services LLC	Delaware
Dover DEI Services, Inc.	Delaware
Dover Energy, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Fluids, Inc.	Delaware
Dover Global Holdings, LLC	Delaware
Dover International Operations Inc.	Delaware
Dover International Ventures Inc.	Delaware
Dover Overseas Ventures, Inc.	Delaware
Dover Refrigeration & Food Equipment, Inc.	Delaware
Dover WSCR Holding LLC	Delaware
Dover WSCR LLC	Delaware
Dow-Key Microwave Corporation	Delaware
DSR BZ Holdings LLC	Delaware
EOA Systems, Inc.	Delaware
Ettlinger Management Inc.	Delaware
Ettlinger North America LP	Delaware
GAL, LLC	Virginia
Gala Industries, Incorporated	Virginia
GIIER, LLC	Virginia
Highland Park Insurance Company	Illinois
Hill PHOENIX WIC, LLC	Delaware
Hill PHOENIX, Inc.	Delaware

Hydro Systems Company	Delaware
Industrial Motion Control, LLC	Delaware
Inpro/Seal LLC	Delaware
JK Group USA, Inc.	Tennessee
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Knappco, LLC	Delaware
KS Formation, Inc.	Delaware
KS Liquidation, Inc.	Texas
KSLP Liquidation, L.P.	Texas
Maag Automatik Inc.	North Carolina
Maag Pump Systems (US), Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM International, Inc.	New Hampshire
MARKEM Tag, Inc.	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing, LLC	Delaware
MIP Holdings, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Fluids Group, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, LLC	Delaware
PDQ Manufacturing, Inc.	Delaware
Pike Machine Products, Inc.	New Jersey
PISCES by OPW, Inc.	Delaware
Piston OPW, Inc.	Delaware
Pole/Zero Acquisition, Inc.	Delaware
PSG Worldwide, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
RAV Equipment U.S.A., Inc.	Florida
Revod Corporation	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Seabiscuit Motorsports, Inc.	Delaware
Simmons Sirvey Corporation	Texas
SWEP North America Inc.	Delaware
Tartan Textile Services, Inc.	Delaware
The Curotto-Can, LLC	Delaware
The Heil Co.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
TXHI, LLC	Delaware
Unified Brands, Inc.	Delaware
Val TemperBent Glass, L.P.	Georgia
Vehicle Service Group, LLC	Delaware
Warn Automotive, LLC	Delaware
Waukesha Bearings Corporation	Delaware

Wayne Fueling Systems LLC	Delaware
Wilden Pump and Engineering LLC	Delaware

Foreign
Advansor A/S	Denmark
Advansor Dover International (Poland) sp. z o.o	Poland
Alfred Fueling Systems Holdco Ltd.	Cayman Islands
Alfred Fueling Systems Intermediate Holdco Ltd.	Cayman Islands
ALMATEC Maschinenbau GmbH	Germany
Anthony International Foreign Sales Corp.	Barbados
Anthony International Holding Company	Cayman Islands
Automatik Grundstücksverwaltung GmbH & Co. KG	Germany
Automatik Plastics Machinery (Taiwan) Ltd.	Taiwan
Automatik Plastics Machinery Sdn. Bhd.	Malaysia
Background2 Limited	United Kingdom
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Butler Engineering and Marketing S.P.A.	Italy
Caldera	France
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Cook Compression BV	Netherlands
Cook Compression Limited	United Kingdom
De Sta Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
Destaco Ema Industria e Comercio Ltda.	Brazil
DeStaCo Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
Dover (China) Investment Co., Ltd.	China
Dover (Schweiz) Holding GmbH	Switzerland
Dover (Shanghai) Industrial Co., Ltd.	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Trading Private Ltd.	Singapore
Dover Australia Holdings Pty Limited	Australia
Dover Business Services EMEA Limited	Scotland
Dover Business Services Philippines Corporation	Philippines
Dover Canada Finance LP	Canada
Dover Canada Holdings ULC	British Columbia
Dover Canada Operations ULC	British Columbia
Dover CLP Formation Limited Partnership	British Columbia
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover EMEA FZCO	Dubai
Dover Energy UK Ltd	England & Wales
Dover Engineered Systems UK Ltd	England & Wales
Dover Europe Sarl	Switzerland
Dover Fluids UK Ltd	United Kingdom
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France

Dover France Technologies	France
Dover Fueling Solutions UK Limited	United Kingdom
Dover Germany GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt. Ltd.	India
Dover Intercompany Services UK Limited	England & Wales
Dover International B.V.	Netherlands
Dover International ithalat ihracat ve Pazarlama Limited Sirketi	Turkey
Dover International Ventures Tunisia S.a.r.l.	Tunisia
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Participations Sarl	Luxembourg
Dover Luxembourg S.a.r.l.	Luxembourg
Dover Luxembourg Services Sarl	Luxembourg
Dover Operations South Africa (Pty) Ltd	South Africa
Dover Refrigeration & Food Equipment UK Ltd	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Solutions Colombia SAS	Colombia
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover UK Pensions Limited	United Kingdom
Dressor Wayne Data Technology (Shanghai) Co. Ltd.	China
Dressor Wayne Fuel Equipment (Shanghai) Co. Ltd	China
Ebs-Ray Holdings Pty Ltd	New South Wales
Ebs-Ray Industries Pty. Ltd.	New South Wales
Ebs-Ray Pumps Pty. Ltd.	New South Wales
Ettlinger Kunststoffmaschinen GmbH	Germany
Ettlinger Vertrieb und Service GmbH & Co. KG	Germany
Ettlinger Verwaltungs-GmbH	Germany
Fairbanks Environmental Limited	England & Wales
Ferguson CO. S.A.	Belgium
Fibrelite Composites Limited	England & Wales
Fibresec Holdings Limited	England & Wales
Fibresec Limited	England & Wales
Finder Oriental (Beijing) Trading Co. Ltd	China
Finder Pompe S.R.L.	Italy
Finder United Saudi Arabia Company	Saudi Arabia
Gala Industries Asia Limited	Thailand
Gala Kunststoff-und Kautschukmaschinen GmbH	Germany
Guangdong Tokheim LIYUAN Oil Industry Technology Limited Company	China
Hill Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hill Phoenix El Salvador, Limitada de Capital Variable	El Salvador
Hill Phoenix Guatemala, Sociedad Anonima	Guatemala
Hill Phoenix Honduras, Sociedad Anonima	Honduras
Hill Phoenix Nicaragua, Sociedad Anonima	Nicaragua
Hiltap Fittings Ltd.	Canada
Hydro Systems Europe Ltd.	United Kingdom
Hydronova Australia-NZ Pty Ltd	Australia
International Trade and Equipment B.V.	Netherlands
JK Group SPA	Italy
K&L Microwave DR, Inc.	British Virgin Islands
Kiian Digital (Shanghai) Co., Ltd.	China
KPS (Beijing) Petroleum Equipment Trading Co, Ltd.	China

KPS Asia Sdn. Bhd.	Malaysia
KPS Fueling Solutions Sdn. Bhd.	Malaysia
KPS Hong Kong Holding Limited	Hong Kong
KPS UK Limited	England & Wales
Lianyngang Jump Petroleum and Chemical Machinery Co., Ltd.	China
Liquip International Pty Limited	Victoria
Maag Automatik GmbH	Germany
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Automatik Srl	Italy
Maag Pump Systems AG	Switzerland
Maag Pump Systems SAS	France
MARKEM FZ SA	Uruguay
Markem Imaje Center of Competencies Spain, S.L.U.	Spain
MARKEM S.A. de C.V.	Mexico
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje Application Innovation Center Sarl	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje CSAT GmbH	Germany
Markem-Imaje GmbH	Germany
Markem-Imaje Holding	France
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l. a socio unico	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Software Development Centre Pvt. Ltd.	India
Markem-Imaje Spain S.A.U	Spain
Markem-Imaje Unipessoal, Lda (Portugal)	Portugal
Markpoint Holding AB	Sweden
Mouvex	France
MS Printing Solutions S.R.L.	Italy
Officine Meccaniche Sirio S.R.L.	Italy
OK International (UK) Ltd.	United Kingdom
OPW Fluid Transfer Group Europe B.V.	Netherlands

OPW France	France
OPW Fueling Components (SuZhou) Co., Ltd.	China
OPW Iberia Sociedad Limitada	Spain
OPW Malaysia Sdn. Bhd.	Malaysia
OPW Slovakia s.r.o.	Slovakia
OPW Sweden AB	Sweden
Petro Vend Sp. z o.o.	Poland
Precision Brasil Equipamentos E Servicos Para Postos De Combustiveis Ltda.	Brazil
Precision Service - Servicos De Manutencao E Instalacao De Postos De Abastecimento De Combustivel Ltda.	Brazil
PSG (Shanghai) Co., Ltd	China
PSG (Tianjin) Co., Ltd.	China
Rav Equipment UK Limited	England & Wales
RAV Equipos Espana, S.L.	Spain
RAV France	France
Ravaglioli Deutschland GmbH	Germany
Ravaglioli S.P.A.	Italy
Reduction Engineering GmbH	Germany
Revod Finance Ireland Limited	Ireland
Revod Luxembourg S.a.r.l.	Luxembourg
Revod SAS	France
Revod Sweden AB	Sweden
Rosario Handel B.V.	Netherlands
Rotary Lift Consolidated (Haimen) Co., Ltd	China
Scheer Pelletizing Systems & Machinery (Shanghai) Co., Ltd	China
Scheer Taiwan Machinery Co., Ltd.	Taiwan
Space S.R.L.	Italy
Start Italiana Petrol Cihazlari Sanayi Ticaret Anonim Sirketi	Turkey
Start Italiana S.R.L.	Italy
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
SWEP Germany GmbH	Germany
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
Tokheim Belgium	Belgium
Tokheim China Company Limited	Hong Kong
Tokheim GmbH	Germany
Tokheim Group	France
Tokheim Guardian Venture Sdn. Bhd	Malaysia
Tokheim Hengshan Technologies (Guangzhou) Co. Ltd.	China
Tokheim Holding	France
Tokheim Holding B.V.	Netherlands
Tokheim India Private Limited	India
Tokheim Netherlands B.V.	Netherlands
Tokheim Sofitam Applications	France
TQC Quantium Quality, S.A. de C.V.	Mexico City, District Federal
Trans - Logistic Group S.R.L.	Italy
TWG Canada Consolidated Inc.	British Columbia
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vos Food Store Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia LLC	Russian Federation
Wayne Fuel Management UK Ltd.	England & Wales

Wayne Fueling Systems (Rus) Limited Liability Company	Russian Federation
Wayne Fueling Systems Australia Pty Ltd	Victoria
Wayne Fueling Systems Canada ULC	British Columbia
Wayne Fueling Systems Deutschland GmbH	Germany
Wayne Fueling Systems Italia S.R.L.	Italy
Wayne Fueling Systems Ltd.	Cayman Islands
Wayne Fueling Systems Pte. Ltd.	Singapore
Wayne Fueling Systems Sweden AB	Sweden
Wayne Fueling Systems UK Holdco Ltd.	England & Wales
Wayne Industria e Comercio Ltda.	Brazil
Wei Li Pump Shanghai Co., LTD.	China